Exhibit 10.2

AMENDMENT TO THE

ATLAS AIR WORLDWIDE HOLDINGS, INC.

2018 INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) and the stockholders of Atlas Air Worldwide Holdings, Inc. (the “Company”) have previously adopted the Atlas Air Worldwide Holdings, Inc. 2018 Incentive Plan, as may be amended from time to time (the “Plan”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan;

WHEREAS, pursuant to Section 9 of the Plan, the Compensation Committee of the Board (the “Committee”), as the Plan’s Administrator, may at any time and from time to time amend or terminate the Plan or any outstanding Award thereunder as may be permitted by law, provided that except as otherwise expressly permitted in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under such Award;

WHEREAS, pursuant to Section 3 of the Plan, determinations of the Administrator made under the Plan will be conclusive and will bind all parties; and

WHEREAS, the Committee has determined to amend the Plan in the manner set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.
The following sentence is hereby added at the end of Section 4(c) of the Plan:

“Accelerated vesting on account of death, disability, or a Change in Control shall not be taken into account in applying the immediately preceding sentence.”

2.
Except as amended above, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.2

IN WITNESS WHEREOF, this Amendment to the Atlas Air Worldwide Holdings, Inc. 2018 Incentive Plan is executed for and on behalf of the Company, effective as of September 16, 2022.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By: /s/ Adam R. Kokas

Name: Adam R. Kokas

Title: Executive Vice President, General Counsel & Secretary